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(EAGLEPICHER LOGO)                                                  News Release

EAGLEPICHER HOLDINGS,INC. AND EAGLEPICHER INCORPORATED

                                            CONTACT: SANDRA STERNBERG
                                                     ANITA-MARIE LAURIE
                                                     602-794-9620 OR
                                                     310-788-2850

                          EAGLEPICHER FILES CHAPTER 11

   COMPANY WILL CONTINUE TO OPERATE WHILE IT SEEKS BUYERS FOR CERTAIN OF ITS
                                OPERATING UNITS

                  RECEIVES $50 MILLION DIP FINANCING COMMITMENT

         PHOENIX, ARIZ. - APRIL 11 -- EaglePicher Holdings, Inc., and EaglePicher Incorporated (collectively "EaglePicher") announced today that, in order to implement their strategic initiatives and position the company for the future, they and several of their affiliates have voluntarily filed to reorganize under Chapter 11 of the Bankruptcy Code. EaglePicher said the filing would facilitate its previously planned divestiture of a number of its operating units and enable it to more effectively restructure its business.

         In papers filed with the U.S. Bankruptcy Court in the Southern District of Ohio in Cincinnati, the company said it has received a commitment for up to $50 million in debtor-in-possession (DIP) financing from a group of lenders led by Harris Trust and Savings Bank, subject to court approval and certain limitations and conditions. Under the terms of the proposed DIP agreement, EaglePicher's existing receivables securitization
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would be replaced and the DIP would provide the company with substantial additional liquidity.

         According to EaglePicher President and CEO Bert Iedema, a number of factors combined to severely limit both the company's liquidity and borrowing ability. "While we would have preferred to restructure out of court, recent events have deprived us both of the time and resources to do so," Mr. Iedema said, adding that continuing deterioration at its Hillsdale automotive unit and high commodity costs in metal and energy have left the company with insufficient cash to continue to operate without additional borrowing.

         "Over the past several weeks it has become clear to management that in order to maximize value for creditors, EaglePicher must preserve the value of its various operating divisions and, at the same time, focus the company's resources where they will provide the greatest return," Mr. Iedema said. "The company looked at several alternatives, including various recapitalization and refinancing options. However, mounting liquidity problems have left us with little choice but to file Chapter 11 as a means to continue to operate while we seek the best and highest offers for the businesses we decide to sell."

         Mr. Iedema said that the company expects day-to-day operations to continue as usual during the Chapter 11 process. "We appreciate the past support of our suppliers and expect that, with the availability of the DIP financing and the protections afforded under the Bankruptcy Code, they will have the assurance they need to continue to work with us going forward."

         He added that management has sought authority from the Bankruptcy Court to pay employees and retirees and continue benefits without interruption or delay.

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         "We deeply appreciate the loyalty of our employees, retirees and customers. We intend to fulfill our commitments to them without interruption while we reorganize under court protection. Moreover, we remain committed to providing our customers with high quality products, supported by superior customer and technical service. Meeting their needs remains our highest priority."

         The company's operations outside the United States were not included in the filing, and there should be no impact whatsoever on their ability to serve customers, pay employees and fulfill their financial obligations to suppliers.

         Additional information may be obtained by visiting the company's website at www.eaglepicher.com.

         EAGLEPICHER INCORPORATED, founded in 1843, and headquartered in Phoenix, Arizona, is a diversified manufacturer and marketer of innovative, advanced technology and industrial products and services for space, defense, environmental, automotive, medical, filtration, pharmaceutical, nuclear power, semi-conductor and commercial applications worldwide. The company has 4,200 employees and operates more than 30 plants in the U.S., Canada, Mexico, Korea, and Germany.

         EAGLEPICHER HOLDINGS, INC. is the parent of EaglePicher Incorporated. EaglePicher(TM) is a trademark of EaglePicher Incorporated.

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FORWARD-LOOKING STATEMENTS. This news release contains statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to maintain existing relationships with customers, demand for our products, our ability to successfully implement productivity improvements and/or cost reduction initiatives, including the performance of automated equipment, accuracy of our estimates to complete contracts on a percentage of completion method of accounting, our ability to source raw materials and components from overseas suppliers, accuracy of our reserves for losses, our ability to consolidate manufacturing plants, our ability to develop, market and sell new products, our ability to obtain raw materials especially certain grades of steel and natural gas on an economic basis, increased government regulation or changing regulatory policies resulting in higher costs and/or restricting output, increased price competition, currency fluctuations, general economic conditions, acquisitions and divestitures, technological developments and changes in the competitive environment in which we operate, as well as factors discussed in our filings with the U.S. Securities and Exchange Commission. We undertake no duty to update the forward-looking statements in this press release and you should not view the statements made as accurate beyond the date of this press release.

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